Tambrands Inc.
FORM 10-Q
PART II, Item 6., Exhibit 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated.

                                                                 Nine months ended          Three months ended
                                                                   September 30,               September 30,
                                                              ------------------------     ----------------------
(in thousands, except ratios)                                    1995         1994            1995       1994
                                                              ------------------------     ----------------------

Earnings:
  Income before income taxes                                     $103,153    $106,468      $42,934      $39,719
  Fixed charges                                                     8,581       7,397        3,107        2,497
                                                              -----------------------      ----------------------
    Earnings                                                     $111,734    $113,865      $46,041      $42,216
                                                              =======================      ======================


Fixed charges:
  Interest portion of operating
    lease expense:
      Operating lease expense                                      $4,549      $2,971       $1,730         $942
      Assumed interest factor                                        0.33        0.33         0.33         0.33
                                                              -----------------------      ----------------------

        Interest portion of operating
          lease expense                                             1,501         980          571          311
  Interest expense                                                  7,080      $6,417        2,536        2,186
                                                              -----------------------      ----------------------
    Fixed charges                                                  $8,581      $7,397       $3,107       $2,497
                                                              =======================      ======================


Ratio of earnings to fixed charges                                   13.0        15.4         14.8         16.9
                                                              =======================      ======================